Exhibit 1 to Schedule 13D

The following description sets forth for each of the Berkshire Entities (i) the name, state of organization, principal business, the address of its principal business and the address of its principal office, (ii) the name and title of each executive officer and director or manager of each of the Berkshire Entities, and (iii) each such individual’s business address and present principal occupation. Unless otherwise specified, each person listed below is a citizen of the United States and has his or her principal business address at 1440 Kiewit Plaza, Omaha, Nebraska 68131. Unless otherwise specified, the address of the principal business and the address of the principal office of each entity listed below is 1440 Kiewit Plaza, Omaha, Nebraska 68131.

A.    National Indemnity Company

National Indemnity Company, a Nebraska corporation, is a property and casualty insurance company. The directors of National Indemnity Company are Warren E. Buffett, Michael A. Goldberg, Marc D. Hamburg, Forrest N. Krutter, Mark D. Millard, Phillip M. Wolf and Donald F. Wurstur. The executive officers of National Indemnity Company are Donald F. Wurstur, President, Ajit Jain, Executive Vice President, Phillip M. Wolf, Senior Vice President, Marc D. Hamburg, Treasurer and Forrest N. Krutter, Senior Vice President. The address of National Indemnity Company is 3024 Harney Street, Omaha, Nebraska 68131.

Name	Present Principal Occupation or Employment and Business Address

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire.

Michael A. Goldberg	President of Berkshire Hathaway Credit Corp.

Marc D. Hamburg	Vice President and Treasurer of Berkshire.

Forrest N. Krutter	Secretary of Berkshire.

Mark D. Millard	Director of Financial Assets of Berkshire

Phillip M. Wolf	Senior Vice President of National Indemnity Company. His business address is 3024 Harney Street, Omaha, Nebraska 68131.

Donald F. Wurster	President of National Indemnity Company. His business address is 3024 Harney Street, Omaha, Nebraska 68131.

Ajit Jain	Executive Vice President of National Indemnity Company. His business address is 100 First Stamford Place, Stamford, Connecticut 06902.

B.    National Fire & Marine Insurance Company

National Fire & Marine Insurance Company, a Nebraska corporation, is a property and casualty insurance company. The directors of National Fire & Marine Insurance Company are Warren E. Buffett, Michael A. Goldberg, Marc D. Hamburg, Forrest N. Krutter and Donald F. Wurstur. Its executive officers are Donald F. Wurstur, President, Phillip M. Wolf, Senior Vice President, Forrest N. Krutter, Senior Vice President and Marc D. Hamburg, Treasurer. The address of National Fire & Marine Insurance Company is 3024 Harney Street, Omaha, Nebraska 68131.

Name	Present Principal Occupation or Employment and Business Address

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire.

Michael A. Goldberg	President of Berkshire Hathaway Credit Corp.

Marc D. Hamburg	Vice President and Treasurer of Berkshire.

Forrest N. Krutter	Secretary of Berkshire.

Phillip M. Wolf	Senior Vice President of National Indemnity Company. His business address is 3024 Harney Street, Omaha, Nebraska 68131.

Donald F. Wurster	President of National Indemnity Company. His business address is 3024 Harney Street, Omaha, Nebraska 68131.

C.    BH Finance LLC

BH Finance LLC, a Nebraska limited liability company, is actively involved in various forms of commercial financing, including various types of commercial loans as well as the investment in pools of mortgages. The member-manager of BH Finance LLC is Columbia Insurance Company. The executive officers of BH Finance LLC are Marc D. Hamburg, President, and Daniel J. Jaksich, Vice President.

Name	Present Principal Occupation or Employment and Business Address

Marc D. Hamburg	Vice President and Treasurer of Berkshire.

Daniel J. Jaksich	Controller of Berkshire.

D.    Columbia Insurance Company

Columbia Insurance Company, a Nebraska corporation, is a property and casualty insurance company. The directors of Columbia Insurance Company are Warren E. Buffett, Michael A. Goldberg, Marc D. Hamburg, Forrest N. Krutter and Donald F. Wurster. The executive officers of Columbia Insurance Company are Donald F. Wurster, President, Phillip M. Wolf, Senior Vice President, Marc D. Hamburg, Treasurer, and Forrest N. Krutter, Secretary. The address of Columbia Insurance Company is 3024 Harney Street, Omaha, Nebraska 68131.

Name	Present Principal Occupation or Employment and Business Address

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire.

Michael A. Goldberg	President of Berkshire Hathaway Credit Corp.

Marc D. Hamburg	Vice President and Treasurer of Berkshire.

Forrest N. Krutter	Secretary of Berkshire.

Phillip M. Wolf	Senior Vice President of National Indemnity Company. His business address is 3024 Harney Street, Omaha, Nebraska 68131.

Donald F. Wurster	President of National Indemnity Company. His business address is 3024 Harney Street, Omaha, Nebraska 68131.

E.    BH Columbia Inc.

BH Columbia Inc., a Nebraska corporation, is a holding company and the parent corporation of Columbia Insurance Company. The directors of BH Columbia Inc. are Marc D. Hamburg, Jerry W. Hufton, Daniel J. Jaksich, Forrest N. Krutter and Mark D. Millard. The executive officers of BH Columbia Inc. are Marc D. Hamburg, President, and Daniel J. Jaksich, Treasurer. The address of BH Columbia Inc. is 4016 Harney Street, Omaha, Nebraska 68131.

Name	Present Principal Occupation or Employment and Business Address

Marc D. Hamburg	Vice President and Treasurer of Berkshire.

Jerry W. Hufton	Director of Taxes of Berkshire.

Daniel J. Jaksich	Controller of Berkshire.

Forrest N. Krutter	Secretary of Berkshire.

Mark D. Millard	Director of Financial Assets of Berkshire.

F.    OBH, Inc.

OBH, Inc., a Delaware corporation, is an intermediate holding company which is a direct wholly owned subsidiary of Berkshire Hathaway Inc. The Buffalo News is an operating division of OBH, Inc. The directors of OBH, Inc. are Warren E. Buffett, Marc D. Hamburg and Forrest N. Krutter. The executive officers of OBH, Inc. are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Vice President and Treasurer.

Name	Present Principal Occupation or Employment and Business Address

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire.

Marc D. Hamburg	Vice President and Treasurer of Berkshire.

Forrest N. Krutter	Secretary of Berkshire.

Charles T. Munger	Vice Chairman of Berkshire’s Board of Directors. His business address is 355 S. Grand Avenue, 34th Floor, Los Angeles, California 90071.

G.    Berkshire Hathaway Inc.

Berkshire Hathaway Inc., a Delaware corporation, is a holding company engaged through subsidiaries in a number of diverse businesses, the most important of which is property and casualty insurance and reinsurance offered on both a direct and reinsurance basis through its insurance subsidiaries. The Directors of Berkshire Hathaway Inc. are Warren E. Buffett, Charles T. Munger, Susan T. Buffett, Howard G. Buffett, Malcolm G. Chace, Ronald L. Olson, and Walter Scott, Jr. The executive officers of Berkshire Hathaway Inc. are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Vice President and Treasurer.

Name	Present Principal Occupation or Employment and Business Address

Warren E. Buffett	Chairman and Chief Executive Officer of Berkshire.

Charles T. Munger	Vice Chairman of Berkshire’s Board of Directors. His

business address is 355 S. Grand Avenue, 34th Floor, Los Angeles, California 90071.

Howard G. Buffett	President of Buffett Farms and BioImages. His business address is 407 Southmoreland Place, Decatur, Illinois 62521.

Susan T. Buffett	A Director of Berkshire since 1991. She is not otherwise employed.

Malcolm G. Chace	Chairman of the Board of Directors of BankRI. His business address is One Providence Washington Plaza, Providence, Rhode Island 02903.

Marc D. Hamburg	Vice President and Treasurer of Berkshire.

Ronald L. Olson	A partner in the law firm of Munger, Tolles & Olson LLP. His business address is 355 S. Grand Avenue, 35th Floor, Los Angeles, California 90071.

Walter Scott, Jr.	Chairman of the Board of Level 3 Communications, Inc. His business address is 1025 El Dorado Blvd., Broomfield, Colorado 80021.